Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili	Tatiana Stead
jeff.norris@capitalone.com	danielle.dietz@capitalone.com	sie.soheili@capitalone.com	tatiana.stead@capitalone.com

FOR IMMEDIATE RELEASE: January 26, 2021
Capital One Reports Fourth Quarter 2020 Net Income of $2.6 billion, or $5.35 per share
Excluding adjusting items, Fourth Quarter 2020 Net Income of $5.29 per share(1)
McLean, Va. (January 26, 2021) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2020 of $2.6 billion, or $5.35 per diluted common share, compared with net income of $2.4 billion, or $5.06 per diluted common share in the third quarter of 2020, and with net income of $1.2 billion, or $2.25 per diluted common share in the fourth quarter of 2019. Excluding adjusting items, net income for the fourth quarter of 2020 was $5.29 per diluted common share(1). In addition, Capital One’s Board of Directors has authorized a common stock repurchase program of up to $7.5 billion.
“Our long-standing strategic choices put us in a strong position to respond to both the near-term challenges and the emerging opportunities as the pandemic plays out,” said Richard D. Fairbank, Founder, Chairman and Chief Executive Officer. “Despite the pressures of the pandemic in the near-term, nothing has changed about where we think our businesses are headed, or the long-term strategic opportunities that are being created as sweeping digital change continues to transform banking.”
Adjusting items in the fourth quarter of 2020, which are excluded from diluted earnings per share (EPS), efficiency ratio and operating efficiency ratio metrics (see Table 15 in our Financial Supplement for additional information):

(Dollars in millions, except per share data)	Pre-Tax Impact	Diluted EPS Impact
Legal reserve activity, including insurance recoveries	$37	$0.07
Cybersecurity Incident expenses, net of insurance	(6)	(0.01)
The quarter included the following notable item:

(Dollars in millions, except per share data)	Pre-Tax Impact	Diluted EPS Impact
Equity investment gain	$60	$0.10
(1)Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

Capital One Fourth Quarter 2020 Earnings

All comparisons below are for the fourth quarter of 2020 compared with the third quarter of 2020 unless otherwise noted.
Fourth Quarter 2020 Income Statement Summary:
•Total net revenue decreased 1 percent to $7.3 billion.
•Total non-interest expense increased 13 percent to $4.0 billion:
◦99 percent increase in marketing.
◦6 percent increase in operating expenses.
•Pre-provision earnings decreased 13 percent to $3.3 billion(2).
•Provision for credit losses decreased 20 percent to $264 million:
◦Net charge-offs of $856 million.
◦$593 million loan reserve release.
•Net interest margin of 6.05 percent, an increase of 37 basis points.
•Efficiency ratio of 54.64 percent.
◦Efficiency ratio excluding adjusting items of 55.06 percent(1).
•Operating efficiency ratio of 46.97 percent.
◦Operating efficiency ratio excluding adjusting items of 47.39 percent(1).
Fourth Quarter 2020 Balance Sheet Summary:
•Common equity Tier 1 capital ratio under Basel III Standardized Approach of 13.7 percent at December 31, 2020.
•Period-end loans held for investment in the quarter increased $3.4 billion, or 1 percent, to $251.6 billion.
◦Credit Card period-end loans increased $3.3 billion, or 3 percent, to $107.0 billion.
•Domestic Card period-end loans increased $3.0 billion, or 3 percent, to $98.5 billion.
◦Consumer Banking period-end loans increased $200 million, or less than 1 percent, to $68.9 billion.
•Auto period-end loans increased $368 million, or 1 percent, to $65.8 billion.
◦Commercial Banking period-end loans decreased $114 million, or less than 1 percent, to $75.8 billion.
•Average loans held for investment in the quarter decreased $1.8 billion, or 1 percent, to $247.7 billion.
◦Credit Card average loans decreased $1.8 billion, or 2 percent, to $103.6 billion.
•Domestic Card average loans decreased $1.9 billion, or 2 percent, to $95.5 billion.
◦Consumer Banking average loans increased $986 million, or 1 percent, to $68.8 billion.
•Auto average loans increased $1.1 billion, or 2 percent, to $65.6 billion.
◦Commercial Banking average loans decreased $1.0 billion, or 1 percent, to $75.3 billion.
(1)Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.
(2)Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.

Capital One Fourth Quarter 2020 Earnings

•Period-end total deposits decreased $283 million, or less than 1 percent, to $305.4 billion, while average deposits decreased $1.0 billion, or less than 1 percent, to $304.5 billion.
•Interest-bearing deposits rate paid decreased 18 basis points to 0.51 percent.
All comparisons below are for the full year of 2020 compared with the full year of 2019 unless otherwise noted.
2020 Full Year Income Statement Summary:
•Total net revenue decreased less than 1% to $28.5 billion.
•Total non-interest expense decreased 3 percent to $15.1 billion:
◦29 percent decrease in marketing.
◦2 percent increase in operating expenses.
•Pre-provision earnings increased 3 percent to $13.5 billion(2).
•Provision for credit losses increased 65 percent to $10.3 billion:
•Efficiency ratio of 52.79 percent.
◦Efficiency ratio excluding adjusting items of 51.66 percent(1).
•Operating efficiency ratio of 47.14 percent.
◦Operating efficiency ratio excluding adjusting items of 46.01 percent(1).
Earnings Conference Call Webcast Information
The company will hold an earnings conference call on January 26, 2021 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through February 9, 2021 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2019.
About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $305.4 billion in deposits and $421.6 billion in total assets as of December 31, 2020. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.
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(1)Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.
(2)Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.